Exhibit (99)

                                             State or Other
                                             Jurisdiction
                                             Under the Laws of
Subsidiaries  of  Owens  Corning  (6/30/96)  Which Organized

 Barbcorp, Inc.                                Delaware
 Crosslink B.V.                                Holland
 Crown Manufacturing Inc.                      Canada
 Dansk-Svensk Glasfiber A/S                    Denmark
 Deutsche Owens-Corning Glasswool GmbH         Germany
 Eric Company                                  Delaware
 European Owens-Corning Fiberglas, S.A.        Belgium
 Falcon Foam Corporation                       Delaware
 Fiber-flex Co., Inc.                          New Jersey
 Fiberflex Incorporated                        Georgia
 Fiber-Lite Corporation                        Delaware
 IPM, Inc.                                     Delaware
 Kitsons Insulation Products Ltd.              United Kingdom
 Matcorp, Inc.                                 Delaware
 N.V. Owens-Corning S.A.                       Belgium
 O/C/FIRST CORPORATION                         Ohio
 OCFOGO, Inc.                                  Delaware
 O.C. Funding B.V.                             The Netherlands
 O/C/SECOND CORPORATION                        Delaware
 OC (UK) Holdings Limited                      United Kingdom
 OC Utah Four Corporation                      Utah
 OCW Corporation (dba, Delsan)                 Delaware
 Owens-Corning A/S                             Norway
 Owens Corning Building Materials Espana S.A.  Spain
 Owens-Corning Building Products (U.K.) Ltd.   United Kingdom
 Owens-Corning Canada Inc.                     Canada
 Owens-Corning Capital Holdings I, Inc.        Delaware
 Owens-Corning Capital Holdings II, Inc.       Delaware
 Owens-Corning Capital L.L.C.                  Delaware
 Owens Corning Cayman (China) Holdings         Cayman Islands
 Owens-Corning Cayman Limited                  Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd. PRC China
 Owens Corning Espana SA                       Spain
 Owens-Corning Fiberglas A.S. Limitada         Brazil
 Owens-Corning Fiberglas Deutschland GmbH      Germany
 Owens-Corning Fiberglas Espana, S.A.          Spain
 Owens-Corning Fiberglas France S.A.           France
 Owens-Corning Fiberglas (G.B.) Ltd.           United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.        Italy
 Owens-Corning Fiberglas Norway A/S            Norway
 Owens-Corning Fiberglas S.A.                  Uruguay
 Owens-Corning Fiberglas Sweden AB             Sweden
 Owens-Corning Fiberglas Sweden Inc.           Delaware
 Owens-Corning Fiberglas Technology Inc.       Illinois
 Owens-Corning Fiberglas (U.K.) Ltd.           United Kingdom
 Owens-Corning Finance (U.K.) plc              United Kingdom
 Owens-Corning FSC, Inc.                       Barbados

                                               State or Other
                                               Jurisdiction
                                               Under the Laws of
Subsidiaries  of  Owens  Corning  (6/30/96)    Which Organized

 Owens-Corning Funding Corporation             Delaware
 Owens-Corning (Guangzhou) Fiberglas Co., Ltd. PRC China
 Owens-Corning Holdings Limited                Cayman Islands
 Owens Corning HT, Inc.                        Delaware
 Owens-Corning Isolation France S.A.           France
 Owens-Corning Ontario Holdings Inc.           Canada
 Owens-Corning Overseas Holdings, Inc.         Delaware
 Owens-Corning (Overseas) Management Limited   Cyprus
 Owens Corning Polyfoam UK Ltd.                United Kingdom
 Owens-Corning Real Estate Corporation         Ohio
 Owens Corning (Shanghai) Fiberglas Co., Ltd.  PRC China
 Owens Corning (Singapore) PTE Ltd.            Singapore
 Owens-Corning  Trading, Ltd.                  British Virgin Islands
 Owens-Corning UK Holdings Limited             United Kingdom
 Owens-Corning Veil Netherlands B.V.           The Netherlands
 Owens-Corning Veil U.K. Ltd.                  United Kingdom
 Owens-Corning Vertriebs GmbH                  Germany
 Palmetto Products, Inc.                       Delaware
 Scanglas Ltd.                                 United Kingdom
 SFF Acquisition Corp.                         Tennessee
 SFF2 Acquisition Corp.                        Kentucky
 Soltech, Inc.                                 Kentucky
 UC Industries, Inc.                           Delaware
 WD s.a.                                       Belgium
 Western Fiberglass, Inc.                      Utah
 Western Fiberglass of Arizona                 Utah
 Western Fiberglass of Texas, Inc.             Utah
 Willcorp, Inc.                                Delaware
 Wrexham A.R. Glass Ltd.                       United Kingdom
 Owens Corning Pipe Africa (Pvt) Ltd.          Zimbabwe
 Zola Castor Holding Corporation               Delaware
 1053051 Ontario Inc.                          Canada
 1086269 Ontario Inc.                          Canada